Exhibit 10.21

Master Services Agreement

Medpace, Inc.

This Master Services Agreement (the “Agreement”), dated as of 27 September, 2012 (the “Effective Date”), is between Medpace, Inc., an Ohio Corporation with a principal place of business at 5375 Medpace Way, Cincinnati, OH 45227 (“MEDPACE”) and Oramed, Ltd., a company established pursuant to the laws of the State of Israel, with a principal place of business at Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, 91390, Israel, (“SPONSOR”).  MEDPACE and SPONSOR are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS:

WHEREAS, SPONSOR is in the business of developing and obtaining regulatory approval of the marketing and sale of pharmaceutical products and or biological products, and or medical devices; and

WHEREAS, MEDPACE is engaged in the business of providing services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices through engagement by its clients, the sponsors of clinical development programs, to perform such services; and

WHEREAS, SPONSOR desires to engage MEDPACE to perform certain services (“Services”) as set forth hereinafter in connection with certain clinical trials, all in accordance with and subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.             PROJECT SPECIFICATIONS

A.
MEDPACE hereby agrees to perform Services for SPONSOR from time to time.  The precise Services to be performed by MEDPACE shall be mutually agreed upon by the Parties and set forth in one or more task orders (each a “Task Order”), a form of which is attached hereto as Exhibit A.  Each Task Order shall be signed by an authorized representative of each Party and shall include detailed information concerning a given project, including a description of the specific services to be provided (“Scope of Work”), project milestones and target completion dates (“Project Schedule”), the applicable protocol, a detailed budget (“Project Budget”), and a schedule of payments related to the Project Schedule and the Project Budget (“Payment Schedule”).  Each Task Order shall contain a Transfer of Obligations list (“Transfer of Obligations”) in conjunction with the relevant Task Order and consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D (Responsibilities of Sponsors and Investigators).  Any responsibilities not specifically transferred in the Transfer of Obligations shall remain the regulatory responsibility of SPONSOR.

Master Services Agreement

Medpace, Inc.

B.
Unless otherwise stated in the applicable Task Order, the Services will be conducted in compliance with MEDPACE SOPs and Policies, copies of which have been or will be provided to SPONSOR during the negotiation of the relevant Task Order.

C.
From time to time, SPONSOR may wish to enter into a Task Order with a MEDPACE Affiliate for Services under this Agreement (“Affiliate Task Order”), and such MEDPACE Affiliate may wish enter into the Affiliate Task Order with SPONSOR. Any such Affiliate Task Order must be in writing and signed by the parties to the Affiliate Task Order, and each signatory to an Affiliate Task Order is solely responsible for all obligations it undertakes under the Affiliate Task Order. For the purposes of a particular Affiliate Task Order, the Affiliate signing such Affiliate Task Order will be substituted for MEDPACE everywhere it appears in this Agreement, and the term “Affiliate Task Order” will be substituted for Task Order everywhere it appears in this Agreement.

D.
As used herein, “Affiliate” means in relation to a Party, any entity, directly or indirectly, controlling such Party, controlled by such Party, or under common control with such Party.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such party, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the foregoing, control shall be presumed to exist when a person, organization or entity (i) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (ii) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the organization or other entity.

E.
To avoid any doubt, the Parties agree that any and all regulatory filings and submissions that may be made with respect to the Services provided under this Agreement shall be (i) coordinated with and approved by SPONSOR in advance at all times, (ii) made solely in SPONSOR’s name, (iii) owned solely by SPONSOR.  The extent of MEDPACE’s responsibility for such filings and submissions shall be set out in the applicable Task Order.

Master Services Agreement

Medpace, Inc.

F.
As part of the Services and as an accommodation to SPONSOR, MEDPACE may contract with third parties for the provision of services not customarily performed or provided by MEDPACE (“Pre-funded Vendors”).  While MEDPACE may contract with and/or facilitate the activities of such Pre-funded Vendors, MEDPACE does not undertake by virtue of this Agreement, the relevant Task Order or such third party contract, responsibility for the Pre-funded Vendor’s business, professional conduct, performance, or breaches by such Pre-funded Vendors.  MEDPACE’s responsibility with respect to such Pre-funded Vendors shall be to coordinate the services of such Pre-funded Vendors and to make payments after receipt of sufficient funds from SPONSOR (“Pre-funded Expenses”).   Pre - funded Expenses may include but are not limited to third party advance payments for investigator meetings, vendors, Study Site payments (“Study Site” shall mean the physical location at which a particular investigator conducts a study), and any payments to investigators, institutions, and site maintenance organizations for services performed that relate to a study.  In the event a Pre-funded Vendor requests indemnification with respect to the services performed under such Pre-funded Vendor’s contract, MEDPACE shall notify SPONSOR and SPONSOR enter into an indemnification agreement directly with such Pre-funded Vendors.  MEDPACE shall have no obligation with respect to the indemnity of a Pre-funded Vendors. The Parties acknowledge and agree that any Pre-funded Vendors (including but not limited to investigators, institutions or site management organizations) paid with Pre-funded Expenses in connection with the performance of Services under this Agreement or any Task Order shall not be considered the agent, employee or subcontractor of MEDPACE.

G.
Except as otherwise agreed by the Parties in writing, SPONSOR is and at all times remains, in all geographical regions where the Study is being performed, the “Sponsor” or “Legal Representative” of the Study pursuant to or applicable law.

2.             PROJECT SCHEDULE

A.
Each Task Order shall contain project timelines, milestones and/or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided.  The Parties shall, at all times, use their reasonable best efforts to comply with and perform their obligations in accordance with each Task Order.

B.
If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule, either due to changes to the Services requested by SPONSOR, or other causes beyond the control of such Party (such as FDA approval of a competitor’s NDA for the same drug, which may adversely affect patient enrollment), then the anticipating Party shall promptly notify the other Party in writing, specifying the reason for the delay and the anticipated effect upon the timelines, milestones or other deliverables.

3.             CONTRACT AMENDMENTS

Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule.  Every such change shall require a written amendment to the Task Order (a “Contract Amendment”).  Each Contract Amendment shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter.  The Contract Amendment will become effective upon the execution of the Contract Amendment by both Parties, and if applicable, will specify the period of time within which MEDPACE must implement the changes.  Both Parties agree to act in good faith and promptly when considering a Contract Amendment requested by the other party but neither party is obligated to execute a Contract Amendment.  No Contract Amendment shall become effective unless and until it is signed by both Parties.  Any such changes that result in additional charges shall be reflected in the Contract Amendment to the affected Task Order, Project Budget or Payment Schedule.

Master Services Agreement

Medpace, Inc.

4.             PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

A.	Service Fees:
The SPONSOR agrees to pay MEDPACE for Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order.

B.	Pass Through Costs:
The SPONSOR agrees to reimburse MEDPACE for reasonable pass-through costs identified in the Task Order and incurred by MEDPACE in providing the Services in accordance with the relevant Task Order.  All expenses billed to SPONSOR by MEDPACE must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to SPONSOR.

C.	Pre - funded Expenses:
The Parties will work to establish a process for payment of Pre-funded Expenses in the applicable Task Order which allows for timely payment of such funds to Pre-funded Vendors.

D.	Payment Terms:
SPONSOR shall mail payments to MEDPACE within 30 days after receipt of a written invoice and required supporting documentation as applicable.  An annual interest rate of 14% will be applied to outstanding invoices greater than 45 days. The Parties will work in good faith to establish a payment schedule in the applicable Task Order to ensure that MEDPACE is kept in a cash neutral position and to avoid a negative cash flow at any time during the term of the applicable Task Order.

E.	Security:
If at any time and from time to time during the term of the Agreement or any Task Order, (1) SPONSOR is more than 90 days late on any single invoice, or (2) 45 days late on three consecutive invoices, or (3) SPONSOR is unable to provide evidence of credit worthiness, MEDPACE shall have the right to require SPONSOR to provide security in such amount and form and at such time as MEDPACE deems necessary.  SPONSOR shall provide such security within fifteen (15) business days of MEDPACE’s request.  As a public company, SPONSOR’s quarterly financial statements are available to the public, on-line at www.oramed.com.

Master Services Agreement

Medpace, Inc.

5.            WARRANTIES AND REPRESENTATIONS:

A.	Acknowledgements:
MEDPACE acknowledges that the Services to be provided hereunder are for the benefit of, and are subject to the direction of SPONSOR.  MEDPACE acknowledges that SPONSOR is the beneficiary under the terms of this Agreement and each Task Order, and that SPONSOR is entitled to enforce the provisions thereof.

B.	Representations and Warranties of MEDPACE:
i.
MEDPACE represents and warrants that it is duly organized, validly existing and in good standing in its jurisdiction of organization, and is in good standing and duly qualified to carrying on business including as contemplated by this Agreement.

ii.
MEDPACE represents and warrants that the execution, delivery and performance of this Agreement and each Task Order has been (and will be at the relevant time) validly authorized by all necessary corporate action and this Agreement and each Task Order represents (and will represent) the valid binding agreement of MEDPACE enforceable in accordance with its terms.  MEDPACE represents and warrants that the execution, delivery and performance of this Agreement and each Task Order does not and will not violate any organizational document governing MEDPACE, any agreement to which MEDPACE is a party, or any law or court or governmental order, holding or writ by which MEDPACE is bound.  MEDPACE further represents and warrants that it shall, and undertakes to, render the Services requested by SPONSOR in accordance with high professional standards, consistent with Good Clinical Practices and with the standard of care customary in the contract research organization industry.

iii.
MEDPACE represents and warrants that the personnel assigned to perform services rendered under this Agreement shall be qualified and professionally capable of performing the Services, shall be adequate to effectively perform the Services on the agreed upon schedule and shall devote such time as is necessary to perform the Services on such agreed upon schedule.  Upon request of SPONSOR, MEDPACE will provide SPONSOR with the credentials of all study personnel.

iv.
MEDPACE further represents, warrants and undertakes that it shall perform the Services in compliance with all applicable laws and regulations in the jurisdiction(s) in which the Services are performed, including, without limitation, the US Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and all future amendments thereto during the term.  In addition, MEDPACE undertakes to ensure that any materials provided by SPONSOR for the purpose of the performance of the Services pursuant to any Task Order shall be handled, transported, stored, used and disposed of in accordance with the laws and regulations.

v.
MEDPACE represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against MEDPACE which could adversely affect MEDPACE’s ability to perform the Services.

Master Services Agreement

Medpace, Inc.

C.	Representations and Warranties of SPONSOR
i.
SPONSOR represents and warrants that it is a corporation with its principal office and place of business at Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, 91390, Israel, duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

ii.
SPONSOR represents and warrants that the execution, delivery and performance of this Agreement and each Task Order has been and will be validly authorized by all corporate action and this Agreement and each Task Order represents and will represent the valid binding agreement of SPONSOR enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement and each Task Order does not and will not violate any organizational document governing SPONSOR, any agreement to which SPONSOR is a party, or any law or court or governmental order, holding or writ by which SPONSOR is bound.

iii.
SPONSOR represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against SPONSOR which could adversely affect SPONSOR’s ability to perform under this Agreement or any Task Order.

6.             TERMINATION

A.
SPONSOR may terminate this Agreement without cause immediately upon giving the other Party notice of such termination, provided such termination shall not in and of itself affect any then uncompleted Task Order.

B.
SPONSOR may terminate any Task Order without cause immediately upon giving MEDPACE notice of such termination.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.  MEDPACE shall transfer to SPONSOR all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

Master Services Agreement

Medpace, Inc.

C.
MEDPACE may terminate a Task Order only if SPONSOR has defaulted on its obligations thereunder and has not cured such default within fifteen (15) days after receipt of written notice if the default is the failure to pay MEDPACE any amount due thereunder or within thirty (30) days after receipt of written notice in the event of any other default, provided, however, that where SPONSOR is making diligent, good faith efforts to cure such default but requires additional time to complete such cure, SPONSOR will notify MEDPACE in writing of its request for additional time and the parties will negotiate in good faith an appropriate extension to such period, provided, further, that SPONSOR shall be entitled to an extension of at least fifteen (15) days if the parties fail to reach agreement in respect of an appropriate extension.  As soon as practicable, after receipt of such notice, the Parties shall cooperate in good faith to agree on a plan to expeditiously conclude activities with respect to such matter.  MEDPACE shall transfer to SPONSOR all case report forms, study files, and other data and information in any and all formats available, including electronic format and computer files and programs, in MEDPACE’s possession.

D.
In the event of any termination of a Task Order before completion, SPONSOR agrees to pay MEDPACE for all Services rendered pursuant to the unfinished Task Order prior to such termination and any non-cancelable expenses incurred in connection with MEDPACE’s performance of Services thereunder to the extent such expenses cannot be reasonably mitigated.  As soon as reasonably practicable following receipt of a termination notice, MEDPACE shall submit an itemized accounting of Services performed, expenses incurred pursuant to performance of the Services, non-cancelable expenses incurred by MEDPACE relating to any unfinished Task Order, and payments received in order to determine a balance to be paid by either Party to the other.  Such balance shall be paid within 30 days of receipt of such an itemized accounting by SPONSOR.

E.
The following sections shall survive any expiration of termination of this Agreement: 8 [Confidentiality], 9 [Rights in Property], 10 [Patent Rights], 11 [Publicity], 14 [Indemnification], 15 [Limitation of Liability and Insurance], 16 [Inspections and Audit] and 18 [Non-Solicitation].

Master Services Agreement

Medpace, Inc.

7.            COMMUNICATIONS

Any notice required or permitted under this Agreement shall be in writing and shall be deemed properly received as follows (i) upon receipt, if delivered personally, (ii) 5 business days after delivery to the postal authorities by the party serving notice if mailed by prepaid, first class, certified mail, return receipt requested, (iii) 2 business days after delivery to the courier service by the party serving notice if sent by express courier service, (iv) by facsimile, one business day after transmission or dispatch, or (v) by e-mail, 24 hours after the e-mail was sent, unless the party sending the e-mail knows or ought reasonably to suspect that the e-mail was not delivered to the addressee's domain specified in the e-mail address; in each case to the Party to be notified at the addresses and/or coordinates set forth below (or such other address as shall be designated by written notice):

If to MEDPACE:
Medpace, Inc.
5375 Medpace Way
Cincinnati, Ohio  45227
Attn:  August J. Troendle
Telephone:  (513) 579-9911 x2278
Facsimile:               1.513.579.0444
Email:                      j.wynne@medpace.com

If to SPONSOR:
Oramed Pharmaceuticals, Inc.
Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, 91390 Israel

8.             CONFIDENTIALITY

A.
SPONSOR, may provide confidential information to MEDPACE during the course of this Agreement.  All information provided by SPONSOR or its clients, and any and all data collected and/or generated by MEDPACE during the course of performance of the Services is deemed to be the confidential information of SPONSOR (“SPONSOR Confidential Information”).  MEDPACE shall not disclose SPONSOR Confidential Information to any third party, or use SPONSOR Confidential Information for any purpose other than for the benefit of SPONSOR pursuant to the terms of this Agreement, without the prior written consent of SPONSOR.

i.
MEDPACE shall ensure by binding written agreement that its employees, agents, and independent contractors (approved in advance and in writing by SPONSOR) who are involved in the provision of the Services (herein “MEDPACE Representatives”) shall comply with the provisions of Article 8 of this Agreement.  MEDPACE shall disclose SPONSOR Confidential Information only to those MEDPACE Representatives who reasonably need to know SPONSOR Confidential Information to enable MEDPACE to perform its obligations under this Agreement.  MEDPACE shall remain responsible to SPONSOR for all acts and omissions of MEDPACE Representatives with respect to their use of the SPONSOR Confidential Information.

Master Services Agreement

Medpace, Inc.

ii.
MEDPACE shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of SPONSOR Confidential Information associated with the Services.  In the event that MEDPACE learns of any such unauthorized disclosure and use, it shall immediately (a) notify SPONSOR thereof, and (b) take all necessary actions to ensure that such disclosure and use is terminated.

B.
MEDPACE may provide confidential information to SPONSOR during the course of this Agreement (“MEDPACE Confidential Information”).  MEDPACE Confidential Information shall include but is not limited to standard operating procedures, pricing, and financial information provided by MEDPACE or its Affiliates to SPONSOR during the course of performance of the Services, and any non-public information pertaining to MEDPACE’s business practices or other proprietary information.  SPONSOR shall not disclose MEDPACE Confidential Information to any third party, or use MEDPACE Confidential Information for any purpose other than for those set forth under this Agreement or a Task Order, without the prior written consent of MEDPACE.

i.
SPONSOR shall ensure by binding written agreement that its employees, agents, and approved independent contractors involved in the Services shall comply with the provisions of Article 8 of this Agreement.  SPONSOR shall disclose MEDPACE Confidential Information only to those of its employees, agents, and independent contractors who reasonably need to know MEDPACE Confidential Information.

ii.	SPONSOR shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of confidential information associated with the Services.
C.	This confidentiality and non-disclosure provision shall not apply to:
i.
Information which was known by the Party receiving such information (the “Receiving Party”) before the date hereof or which is independently discovered, after the date hereof, without the aid, application or use of the confidential information, as evidenced by written records;

ii.	Information which is in the public domain on the date hereof or subsequently becomes publicly available through no fault or action of the Receiving Party; or
iii.	Information, which is disclosed to the Receiving Party by a third party, authorized to disclose it.
D.
If the Receiving Party is requested to disclose the Confidential Information of the other Party (the “Disclosing Party”) or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under applicable law, the Receiving Party will give the Disclosing Party prompt notice of such request so that the Disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement.  The Disclosing Party must notify the Receiving Party within 10 days that it intends to take action in response to the request for disclosure.  If the Disclosing Party seeks a protective order or other remedy, the Receiving Party, at the Disclosing Party’s expense, will cooperate with and assist the Disclosing Party in such efforts.  Failure of the Disclosing Party to intervene shall not relieve the obligations to maintain confidentiality except in so far as the Receiving Party must comply with the terms of such process compelling disclosure.

E.
Each Party acknowledges that any violation or threatened violation of the foregoing provisions may cause irreparable injury to the other Party, entitling the other Party to seek injunctive relief in addition to all other legal remedies.

Master Services Agreement

Medpace, Inc.

9.             RIGHTS IN PROPERTY

A.
All materials, documents, data, laboratory samples, medical imaging data, software and information of every kind and description supplied to MEDPACE by SPONSOR or any of SPONSOR’s clients, or prepared, developed, or generated by MEDPACE or the MEDPACE Representatives pursuant to this Agreement (collectively, the “Results”), (except for the pre-existing MEDPACE procedural manuals, personal data, methods, procedures, and policies) are and shall be the sole and exclusive property of SPONSOR.  Further, all Results, and all rights subsisting therein and related thereto, shall be and remain the exclusive property of SPONSOR.  SPONSOR shall have the sole right to make whatever use SPONSOR deems desirable of the Results.  MEDPACE shall not, without the prior written consent of SPONSOR, publish, disseminate, or otherwise disclose to any third party any Results (except such disclosure as may be required by law, in which event MEDPACE shall notify SPONSOR thereof in advance), or use any Results for any purpose other than the performance of this Agreement.  Any inventions or other intellectual property, including without limitation patent rights, trade secrets, protectable copyrights and trademarks, that may evolve from the Results shall belong solely to SPONSOR, and MEDPACE agrees to assign its rights in all such inventions and/or other intellectual property to SPONSOR consistent with the obligations set forth in Article 10 below.  MEDPACE further agrees to perform such further acts and execute such further documents as may be reasonably necessary to carry out and give full effect to the foregoing arrangements.

B.
SPONSOR acknowledges that all computer programs, software, applications, databases, proposals and other documentation generally used by MEDPACE and not directly related to, derived from or developed solely for SPONSOR are the exclusive and confidential property of MEDPACE or the third parties from whom MEDPACE has secured the right of use.  SPONSOR agrees that any improvement, alteration or enhancement to MEDPACE systems, software, applications or processes which are developed or implemented during the course of any Services performed hereunder, without the use of any SPONSOR data, information, materials or Confidential Information (or derivatives thereof) or Results, shall be the property of MEDPACE.

Master Services Agreement

Medpace, Inc.

10.           PATENT RIGHTS

MEDPACE shall disclose promptly to SPONSOR any and all patentable and unpatentable inventions, discoveries and improvements conceived or made by MEDPACE while providing Services to SPONSOR pursuant to the Agreement and any Task Order and constituting a modification, improvement, derivative or extension of use relating to SPONSOR’s proprietary rights, and agrees to assign all its interest therein to SPONSOR or its nominee; whenever requested to do so by SPONSOR, MEDPACE shall execute any and all applications, assignments, or other instruments and give testimony which SPONSOR shall deem necessary to apply for and obtain a patent in the United States of America and/or other applicable jurisdiction or of any foreign country or to protect otherwise SPONSOR’s interests and shall compensate MEDPACE for the time devoted to said activities at an hourly rate agreed to by SPONSOR and MEDPACE, and reimburse MEDPACE for expenses reasonably incurred in respect to such activities.

11.           PUBLICITY

A.
MEDPACE shall not make any public announcements, presentations, disclosures and/or publications concerning this Agreement or the subject matter hereof without the prior written consent of SPONSOR, unless required by applicable law or government agency.

B.
SPONSOR may not use MEDPACE’s name, logo or trademark in any public communication, release, notice or other publication without the express prior written consent of MEDPACE; provided, however, that SPONSOR may do so in order to comply with applicable laws, regulations and filing obligations of stock exchanges.

12.	RECORDS, SECURITY AND DISPOSITION OF STUDY FILES

A.	MEDPACE shall make available to SPONSOR relevant records, programs and data which is the subject of a Task Order in accordance with the arrangements to be agreed in the relevant Task Order.
B.
SPONSOR shall have the right to monitor the operations of MEDPACE hereunder, and SPONSOR and or its designated representatives shall have the right to visit any of the facilities, upon reasonable advance written notice, where MEDPACE is performing any of the Services and during such visits to inspect the work being done and materials used, to observe the procedures being followed, and to examine the books, records and other data relevant to the Services.  If any regulatory agency requests to inspect any books, records, data of MEDPACE relating to the Services, MEDPACE shall immediately notify SPONSOR.

Master Services Agreement

Medpace, Inc.

C.
MEDPACE shall use industry-standard commercially reasonable efforts, including, but not limited to, periodic backup of computer files (in accordance with MEDPACE’s SOPs), to prevent the loss or alteration of SPONSOR’s study data, Confidential Information, documentation, and correspondence, including secure, off-site redundancy storage.  MEDPACE shall in all respects comply with any Food and Drug Administration regulations concerning the maintenance, creation and storage of records, including electronic records.

D.
MEDPACE shall transfer study materials, documents and correspondence to SPONSOR in accordance with the arrangements (which shall include frequency of such transfer) set out in the applicable Task Order.  MEDPACE shall have the right to retain one copy of any study materials, documentation, and correspondence necessary solely to meet regulatory or MEDPACE’s own internal audit requirements, so long as it continues to maintain the confidentiality requirements of Article 8.

13.           SPONSOR OBLIGATIONS

SPONSOR acknowledges that performance of the Services by MEDPACE will require the co-operative involvement of both Parties, and SPONSOR hereby agrees to provide such assistance as may be reasonably necessary to enable MEDPACE to perform the Services.

14.           INDEMNIFICATION

A.
SPONSOR shall indemnify, defend and hold harmless MEDPACE from and against any and all damages, losses, liabilities, costs or expenses (collectively “Damages”), resulting or arising from any third-party claims, demands, assessments, actions, suits, investigations or proceedings (collectively “Claims”), relating to or arising from or in connection with this Agreement or the Services under any Task Order (including but not limited to any Damages arising from or in connection with any study, test, device, product or potential product to which this Agreement relates), to the extent such Claims or Damages have not resulted from MEDPACE’s negligence, willful misconduct, or breach of any applicable law or material breach of this Agreement or any Task Order by MEDPACE.

B.
MEDPACE agrees to indemnify, defend and hold harmless SPONSOR from and against any and all Damages resulting or arising from third-party Claims relating to or arising from or in connection with the Services under any Task Order to the extent that such Claims or Damages are determined to have resulted from the negligence, , or willful misconduct of MEDPACE or a breach of any applicable federal, state or local law or a material breach of this Agreement or any Task Order by MEDPACE.

C.
Any party providing indemnification under this Agreement shall have the right to control the defense and settlement of any Claims or Damages.  The indemnified party shall have the right to obtain separate legal counsel at its own expense if it so chooses.  The indemnifying party shall not unreasonably withhold consent for settlement and the indemnified party shall reasonably cooperate in the defense of any Claims or Damages and provide prompt notice to the indemnifying party of any Claims or Damages for which indemnification is sought.

Master Services Agreement

Medpace, Inc.

15.           LIMITATION OF LIABILITY AND INSURANCE

A.           Notwithstanding the terms of Article 14 above in no event shall SPONSOR or MEDPACE be liable for any indirect, incidental, special, or consequential damages or lost profits arising out of the provision of services hereunder, even if the breaching party has been advised of the possibility of such damages. For clarity, other types of damages may be a possible remedy in any suit between the parties (including but not limited to punitive damages).

B.           Upon request, each Party shall provide a copy of a certificate evidencing its insurance coverage to the other Party.

16.           INSPECTIONS AND AUDITS

A.
SPONSOR shall have the right, upon at least ten (10) days’ prior written notice to MEDPACE, to examine the standard operating procedures, facilities, books, records, papers, files and documentation, including computer files, data bases and records, at MEDPACE’s facilities and the facilities of clinical investigators contracted by MEDPACE to determine the adequacy of such records, to ensure the Services are being performed in accordance with the approved Task Orders and applicable regulations and/or to examine the financial records of MEDPACE as may be reasonably necessary to verify out-of-pocket expenses incurred during the performance of the Services.  Such inspections and audits shall be conducted during normal business hours.

B.	MEDPACE shall provide reasonable assistance, including making available members of its staff and providing access to all requested records, to facilitate such inspections and audits.
C.	MEDPACE shall take all reasonable steps required by SPONSOR to cure any deficiencies found in any audit, inspection or investigation.
D.	The obligations herein shall survive termination for a period of 7 years.

17.           DEBARMENT

A.
MEDPACE hereby represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been or will be at any relevant time hereunder debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event that any such party becomes debarred, MEDPACE shall notify SPONSOR in writing immediately, and upon SPONSOR’s request, such individual shall cease to be involved in the provision of the Services.

Master Services Agreement

Medpace, Inc.

B.
MEDPACE hereby represents, warrants, and certifies that it has not and shall not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law.  In the event MEDPACE becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to MEDPACE, which relate to the Services being provided under this Agreement, MEDPACE shall notify SPONSOR in writing immediately, and upon SPONSOR’s request, such individual shall cease to be involved in the provision of the Services.

18.           NON-SOLICITATION

Neither Party nor its Affiliates shall, during the term of this Agreement and for a period of twelve (12) months following its expiration or termination, either directly or indirectly, hire any employee of the other Party with whom its comes into contact as a result of providing the Services, or recruit, solicit, or entice any such person to become employed by it or any Affiliate and shall not approach any such employee for such purpose or encourage, authorize or approve the taking of such action by any other person.  The Parties agree that any breach of this provision would cause irreparable harm and that in addition to any and all other available remedies injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

19.           ENTIRE AGREEMENT

This Agreement, including the attachments hereto, contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof.  This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of SPONSOR and MEDPACE.

20.           GOVERNING LAW

This Agreement and the performance hereof shall be governed, interpreted and construed in all respects by the internal laws of the State of New York.  All disputes and claims arising under this Agreement or any Task Order shall be resolved exclusively in a court of applicable jurisdiction located in New York, New York, and each party consents to the venue of any such action; provided, however, that injunctive relief may be sought in any court of competent jurisdiction.

Master Services Agreement

Medpace, Inc.

21.           NO WAIVER

No waiver of any term, provision, or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.  Any waiver must be in writing and signed by the party so waiving the term, provision, or condition.

22.           INDEPENDENT CONTRACTOR

In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor.  Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

23.           FORCE MAJEURE

Neither Party shall be liable or deemed to be in default for any delay due to causes beyond the reasonable control of the Party, such as: war, acts or threats of terrorism, civil disorders, acts of God, or government action; provided, that the affected Party promptly notifies the other of the cause and its effects on the Services to be performed hereunder.  Financial difficulty shall never be deemed a force majeure event.

24.           SEVERABILITY

In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

25.           ASSIGNMENT

A.	Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party.
B.
Notwithstanding anything contained herein, a Party may assign this Agreement and/or any Task Order to an Affiliate, and SPONSOR may assign this Agreement and/or any Task Order to a successor in interest to such Party or in the event of a merger or acquisition; in any such event, the Party so assigning shall notify the other Party in writing thereof.

26.           SUBCONTRACTING

A.
MEDPACE may subcontract any portion of the Services hereunder to an Affiliate without the prior written consent of SPONSOR provided MEDPACE remains liable for the performance of any such Affiliate, such subcontracting shall not derogate from MEDPACE’s obligations under this Agreement, and MEDPACE provides prompt written notice of such arrangement to MEDPACE.

Master Services Agreement

Medpace, Inc.

27.           CONFLICTS BETWEEN AGREEMENTS

In the event that there is any conflict between the provisions of this Agreement and any duly executed Task Order, this Agreement shall control unless the applicable provision in the Task Order clearly states that it shall take precedence over the related provision in this Agreement.

[SIGNATURE PAGE FOLLOWS]

Master Services Agreement

Medpace, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MEDPACE, INC.

Signature:	/s/ John Wynne
By:	John Wynne
Title:	Executive Director Business Development Support

ORAMED, LTD.

Signature:	/s/ Nadav Kidron
By:	Nadav Kidron
Title:	CEO

EXHIBIT A

FORM OF TASK ORDER

MEDPACE Task Order Number: ______________

MEDPACE Project Number: ______________

This Task Order, dated _______________, is between Medpace Inc. (“MEDPACE”), and Oramed, Ltd. (“SPONSOR”).

RECITALS:

WHEREAS, MEDPACE and SPONSOR have entered into that certain Master Services Agreement dated __________________  (the “Master Services Agreement”); and

WHEREAS, pursuant to the Master Services Agreement, MEDPACE has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties and SPONSOR and MEDPACE now desire to enter into such a Task Order; and

WHEREAS, MEDPACE and SPONSOR desire that MEDPACE provide certain services with respect to ______ (the  “Study”) for the study of the product ________ (“Study Product”) as set out in the Protocol Number: ____________, which is incorporated herein by reference;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1.
Scope of Work.  MEDPACE shall perform the services described in the Scope of Work, attached hereto as Appendix 1, in accordance with the Project Schedule, attached hereto as Appendix 2 and any other documents attached to and specifically referenced in this Task Order (“Services”).

2.
Compensation.  For performance of these Services, SPONSOR shall pay to MEDPACE an amount equal to the Project Budget set forth in Appendix 3, which amount shall be payable pursuant to the Payment Schedule set forth in Appendix 4.  The Project Budget is provided for cost analysis purposes.  It is agreed that all fees are fixed prices unless the underlying assumptions (including, but not limited to, trial duration, number of sites/patients, services provided) change and all such changes shall be documented in a Contract Amendment.  After staff are assigned, costs are incurred based upon allocation of staff capacity.

3.	Transfer of Obligations. Sponsor Obligations transferred to MEDPACE by SPONSOR (consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D) are identified in Appendix 5.

4.	MSA. The provisions of the Master Services Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.

IN WITNESS WHEREOF, the Parties have hereunto signed this Task Order effective as of the day and year first written above.

MEDPACE, INC.

Signature:__________________________

By:________________________________

Title: ______________________________

ORAMED, LTD.

Signature:__________________________

By:________________________________
(Print Name)
Title: ______________________________

List of Appendices:

Appendix 1:  Scope of Work
Appendix 2:  Project Schedule
Appendix 3:  Project Budget
Appendix 4:  Payment Schedule
Appendix 5:  Transfer of Obligations